UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                BARCLAYS BANK PLC
             (Exact name of Registrant as Specified in Its Charter)

                      England
      (State of Incorporation or Organization)               None
   ----------------------------------------------    ----------------------
                                                         (I.R.S. Employer
                                                        Identification No.)

        One Churchill Place, London, England                 E14 5HP
   ----------------------------------------------    ----------------------
      (Address of Principal Executive Office)              (Post Code)


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities Act  registration  statement file numbers to which this form relates:
333-12384, 333-85646 and 333-126811

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                            Name of each exchange on which
to be so registered:                           each class is to be registered:


iPath(SM) Exchange Traded Notes Linked to
Dow Jones - AIG Commodity Index Total
Return(SM)                                     New York Stock Exchange
-----------------------------------------      ------------------------------

Securities to be registered pursuant to Section 12(g) of the Act: None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

        The description of the terms and provisions of the iPath(SM) Exchange Traded Notes Linked to Dow Jones - AIG Commodity Index Total Return(SM) to be issued by Registrant (the "Securities") as set forth in the pricing supplement dated September 28, 2006 (the "Pricing Supplement") and a prospectus supplement dated September 22, 2005 (the "Prospectus Supplement") to a prospectus dated September 21, 2005 (the "Prospectus") filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) under the Securities Act of 1933 ("Rule 424(b)") relating to the Securities to be registered hereunder included in the Registration Statement on Form F-3 (File No. 333-126811) declared effective by the Commission on September 21, 2005. The Registrant incorporates by reference the Prospectus, the Prospectus Supplement and the Pricing Supplement to the extent set forth below.

Item 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        The information required by this item is incorporated herein by reference to the information contained in the sections captioned "Specific Terms of the Notes" and "Supplemental Tax Considerations" in the Pricing Supplement, the information contained in the sections captioned "Description of Medium-Term Notes" in the Prospectus Supplement and the information contained in the sections captioned "Description of Debt Securities" and "Tax Considerations" in the Prospectus.

Item 2. EXHIBITS.

        4.1 Senior Debt Indenture, among the Registrant and The Bank of New York, as Trustee, dated as of September 16, 2004 (the "Indenture") (incorporated by reference to Registration Statement on Form F-3 (File No. 333-126811) filed by the Registrant with the Securities and Exchange Commission on July 22, 2005).

        4.2     Form of Global Security relating thereto.

        99.1 Prospectus, Prospectus Supplement and Pricing Supplement (incorporated herein to the extent provided above by reference to the Registrant's filings under Rules 424(b)(2), 424(b)(2) and 424(b)(3), respectively, filed with the Commission on September 21, 2005, September 22, 2005 and September 28, 2006,
                respectively.)

                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Barclays Bank PLC
                                        (Registrant)



Date: September 28, 2006                By:    /s/ Philippe El-Asmar
                                             ---------------------------
                                        Name:  Philippe El-Asmar
                                        Title: Managing Director

                                  EXHIBIT INDEX

   EXHIBIT NO.                       DESCRIPTION OF EXHIBIT
--------------------------------------------------------------------------------

      4.1 Senior Debt Indenture, among the Registrant and The Bank of New York, as Trustee, dated as of September 16, 2004 (the "Indenture") (incorporated by reference to Registration Statement on Form F-3 (File No. 333-126811) filed by the Registrant with the Securities and Exchange Commission on July 22, 2005).

      4.2       Form of Global Security relating thereto.

      99.1 Prospectus, Prospectus Supplement and Pricing Supplement (incorporated herein to the extent provided above by reference to the Registrant's filings under Rules 424(b)(2), 424(b)(2) and 424(b)(3), respectively, filed with the Commission on September 21, 2005, September 22, 2005 and September 28, 2006,
                respectively.)